Exhibit (16)(a)



                              Calculation of Yield
                                High Income Fund

     The annualized yield based on the month of March 1988 was calculated according to the following formula:

                    a-b
       YIELD = 2[( ----- +1)((6))-1]
                     cd

Where: a = dividends and interest earned during the period

       b = expenses accrued for the period (net of reimbursements)

       c = the average daily number of shares outstanding during the period that were entitled to receive dividends

       d = the maximum offering price per share on the last day of the month

Therefore:

       YIELD = 2[( 450,486 - 43,139 +1)((6))-1]
                   ----------------
                   5,704,489 x 7.56

             = 11.61%

     See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

     Expenses accrued ("b" above) are net of expenses that the Investment Manager reimbursed to the Fund.

     Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

HIGH INCOME FUND
Standard Total Return Computations - Since Inception

Original Amt. Invested        $1,000.00
Commission at 4.5%               $45.00
Net Amount to Fund              $955.00
Purchase price                    $7.40
Shares acquired                 129.054

          Beginning   Monthly             Reinvest    Shares         New     Month-end                     Monthly          ITD
Month      Shares     Income    Dividend   Price    Purchased      Shares      NAV             ERV       Performance    Performance

09/30/86  129.054     0.0861    11.11     $7.43     1.495          130.550   $7.42            $968.68     -3.13          -3.13
10/31/86  130.550     0.0676     8.83     $7.58     1.164          131.714   $7.51            $989.17      2.12          -1.08
11/30/86  131.714     0.0657     8.65     $7.48     1.157          132.871   $7.48            $993.87      0.48          -0.61
12/31/86  132.871     0.0660     8.77     $7.50     1.169          134.040   $7.44            $997.26      0.34          -0.27
01/31/87  134.040     0.0658     8.82     $7.63     1.156          135.196   $7.62          $1,030.19      3.30           3.02
02/28/87  135.196     0.0670     9.06     $7.72     1.173          136.369   $7.71          $1,051.41      2.06           5.14
03/31/87  136.369     0.0656     8.95     $7.72     1.159          137.528   $7.73          $1,063.09      1.11           6.31
04/30/87  137.528     0.0736    10.12     $7.46     1.357          138.885   $7.47          $1,037.47     -2.41           3.75
05/31/87  138.885     0.0664     9.22     $7.37     1.251          140.136   $7.38          $1,034.20     -0.31           3.42
06/30/87  140.136     0.0664     9.31     $7.48     1.244          141.380   $7.48          $1,057.52      2.25           5.75
07/31/87  141.380     0.0664     9.39     $7.45     1.260          142.640   $7.46          $1,064.10      0.62           6.41
08/31/87  142.640     0.0713    10.17     $7.38     1.378          144.018   $7.44          $1,071.50      0.70           7.15
09/30/87  144.018     0.0713    10.27     $7.12     1.442          145.461   $7.15          $1,040.04     -2.94           4.00
10/31/87  145.461     0.0713    10.37     $6.94     1.494          146.955   $6.78            $996.35     -4.20          -0.36
11/30/87  146.955     0.0713    10.48     $6.91     1.516          148.471   $6.92          $1,027.42      3.12           2.74
12/31/87  148.471     0.0713    10.59     $7.04     1.504          149.975   $6.95          $1,042.33      1.45           4.23
01/31/88  149.975     0.0713    10.69     $7.21     1.483          151.458   $7.15          $1,082.93      3.90           8.29
02/29/88  151.458     0.0713    10.80     $7.29     1.481          152.939   $7.26          $1,110.34      2.53          11.03
03/31/88  152.939     0.0713    10.90     $7.23     1.508          154.448   $7.22          $1,115.11      0.43          11.51

For the nineteen month period from commencement of operations on August 25, 1986 through March 31, 1988:

P(1 + T)((n)) = ERV

1000(1 + T)((19/12)) = 1,115.11

T = 7.12%

HIGH INCOME FUND
Standard Total Return Computations - One Year

Original Amt. Invested        $1,000.00
Commission at 4.5%               $45.00
Net Amount to Fund              $955.00
Purchase price                    $7.73
Shares acquired                 123.545

          Beginning      Monthly             Reinvest   Shares         New      Month-end                  Monthly           ITD
Month      Shares        Income    Dividend    Price   Purchased      Shares       NAV          ERV       Performance    Performance

04/30/87  123.545        0.0736    9.09      $7.46     1.219          124.764   $7.47          $931.98       -6.80           -6.80
05/31/87  124.764        0.0664    8.28      $7.37     1.124          125.888   $7.38          $929.05       -0.31           -7.09
06/30/87  125.888        0.0664    8.36      $7.48     1.118          127.005   $7.48          $950.00        2.25           -5.00
07/31/87  127.005        0.0664    8.43      $7.45     1.132          128.137   $7.46          $955.90        0.62           -4.41
08/31/87  128.137        0.0713    9.14      $7.38     1.238          129.375   $7.44          $962.55        0.70           -3.74
09/30/87  129.375        0.0713    9.22      $7.12     1.296          130.671   $7.15          $934.29       -2.94           -6.57
10/31/97  130.671        0.0713    9.32      $6.94     1.342          132.013   $6.78          $895.05       -4.20          -10.50
11/30/87  132.013        0.0713    9.41      $6.91     1.362          133.375   $6.92          $922.96        3.12           -7.70
12/31/87  133.375        0.0713    9.51      $7.04     1.351          134.726   $6.95          $936.35        1.45           -6.37
01/31/88  134.726        0.0713    9.61      $7.21     1.332          136.058   $7.15          $972.82        3.90           -2.72
02/29/88  136.058        0.0713    9.70      $7.29     1.331          137.389   $7.26          $997.44        2.53           -0.26
03/31/88  137.389        0.0713    9.80      $7.23     1.355          138.744   $7.22        $1,001.73        0.43            0.17

For the twelve months ended March 31, 1988:

P(1 + T)((n)) = ERV

1000(1 + T)((1)) = 1,001.73

T = 0.17%

HIGH INCOME FUND
Nonstandardized Total Return Computation

Original Amt. Invested        $1,000.00
Commission at 0.0%                $0.00
Net Amount to Fund            $1,000.00
Purchase price                    $7.15
Shares acquired                 139.860

          Beginning      Monthly             Reinvest   Shares         New      Month-end                  Monthly          ITD
Month      Shares        Income    Dividend   Price    Purchased      Shares      NAV          ERV       Performance    Performance

10/31/87  139.860        0.0713     9.97     $6.78     1.471          141.331   $6.78          $958.22       -4.18          -4.18
11/30/87  141.331        0.0713    10.08     $6.92     1.456          142.787   $6.92          $988.09        3.12          -1.19
12/31/87  142.787        0.0713    10.18     $6.95     1.465          144.252   $6.95        $1,002.55        1.46           0.26
01/31/88  144.252        0.0713    10.29     $7.15     1.438          145.690   $7.15        $1,041.69        3.90           4.17
02/29/88  145.690        0.0713    10.39     $7.26     1.431          147.121   $7.26        $1,068.10        2.54           6.81
03/31/88  147.121        0.0713    10.49     $7.22     1.453          148.574   $7.22        $1,072.71        0.43           7.27

Sales charges are not taken into account and dividends are reinvested at month-end net asset value. Computation for the six months ended March 31, 1988:

P(1 + T)((n)) = ERV

1000(1 + T)((n)) = 1,072.71

T = 7.27%